UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2008

ALLIED NEVADA GOLD CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-33119	20-5597115
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9604 Prototype Court, Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 358-4455

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On January 21, 2008, Allied Nevada Gold Corp. (the “Company”) issued a press release furnished herewith as Exhibit 99.1.

Item 8.01 Other Events.

On January 18, 2008, the Company filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission, and on January 21, 2008 filed a preliminary prospectus with Canadian securities regulators relating to a proposed public offering of common stock.

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission but has not yet become effective, and a preliminary prospectus has been filed with securities regulatory authorities in each of the provinces and territories of Canada, other than Quebec. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. Neither this Form 8-K nor any of the documents referenced herein constitutes an offer to sell or a solicitation of an offer to buy, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering will be made only by means of a prospectus. When available, copies of the preliminary prospectus relating to the offering may be obtained as set forth in the above-referenced press release.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1 Press Release of Allied Nevada Gold Corp. dated January 21, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED NEVADA GOLD CORP.

By:  /s/  Hal D. Kirby

        Hal D. Kirby

        Vice President and Chief Financial Officer

Date: January 23, 2008